UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2009
Hiland Partners, LP
(Exact name of registrant as specified in its charter)

DELAWARE	000-51120	71-0972724
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)
205 West Maple, Suite 1100
Enid, Oklahoma 73701
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (580) 242-6040

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Increase in Base Salary of Joseph L. Griffin, Matthew S. Harrison and Kent C. Christopherson
     On March 5, 2009, the compensation committee of the board of directors of the general partner of Hiland Partners, LP increased the annual base salary of Joseph L. Griffin, the Chief Executive Officer, President and Director of both the general partner of Hiland Partners, LP and the general partner of Hiland Holdings GP, LP from $290,000 per year to $340,000 per year, increased the annual base salary of Matthew S. Harrison, the Chief Financial Officer, Vice President-Finance, Secretary and Director of both the general partner of Hiland Partners, LP and the general partner of Hiland Holdings GP, LP from $200,000 per year to $230,000 per year and increased the annual base salary of Kent C. Christopherson, the Vice President-Chief Operations Officer of both the general partner of Hiland Partners, LP and the general partner of Hiland Holdings GP, LP from $205,000 per year to $215,000 per year.
     The general partner of Hiland Holdings GP, LP allocates a portion of the cost of the annual salaries of Messrs. Griffin and Harrison to Hiland Holdings GP, LP based on the percentage of their time allocated to Hiland Holdings GP, LP’s business and allocates the remainder to Hiland Partners, LP. Currently, approximately 5% of Messrs. Griffin and Harrison’s salaries are allocated to the business of Hiland Holdings GP, LP.
Determination of 2009 Incentive Cash Bonuses
     On March 5, 2009, the compensation committee of the board of directors of the general partner of Hiland Partners, LP approved the 2009 Incentive Cash Bonus of $175,000 to Joseph L. Griffin, the Chief Executive Officer, President and Director of both the general partner of Hiland Partners, LP and the general partner of Hiland Holdings GP, LP, approved the 2009 Incentive Cash Bonus of $100,000 to Matthew S. Harrison, the Chief Financial Officer, Vice President-Finance, Secretary and Director of both the general partner of Hiland Partners, LP and the general partner of Hiland Holdings GP, LP, approved the 2009 Incentive Cash Bonus of $25,000 to Kent C. Christopherson, the Vice President-Chief Operations Officer of both the general partner of Hiland Partners, LP and the general partner of Hiland Holdings GP, LP. and approved the 2009 Incentive Cash Bonus of $75,000 to Robert W. Shain, the Vice President-Chief Commercial Officer of both the general partner of Hiland Partners, LP and the general partner of Hiland Holdings GP, LP.
     For a description of the Incentive Cash Bonuses and how the compensation committee determines the amounts of the Incentive Cash Bonuses, please read “Item 11. Executive Compensation” of Hiland Partners, LP’s Annual Report on Form 10-K for the year ended December 31, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILAND PARTNERS, LP

	By:	Hiland Partners GP, LLC,
its General Partner

	By: Name:	/s/ Matthew S. Harrison Matthew S. Harrison
	Title:	Chief Financial Officer, Vice President—Finance and Secretary
March 11, 2009